Exhibit 5.1

December 5, 2025

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

Re: Sale of Common Stock registered pursuant to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MIRA Pharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the offer and sale by the Company from time to time of up to an aggregate of $15,241,591of shares of its common stock, par value $0.0001 per share (the “Shares”) pursuant to an At-the-Market Sales Agreement, dated August 12, 2024, and amended on September 24, 2024 (the “Sales Agreement”) between the Company and Rodman & Renshaw LLC (the “Agent”), as sales agent. The Shares are being offered for sale pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281467) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, the prospectus, dated August 12, 2024 (the “Base Prospectus”), and the prospectus supplements filed pursuant to Rule 424(b) under the Securities Act, dated September 24, 2024 and December 1, 2025 (together, the “Prospectus Supplements”, and together with the Base Prospectus, the “Prospectus”).

We understand that the Shares are to be issued by the Company and sold by the Agent pursuant to the Sales Agreement, as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the Sales Agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, and subject to the limitations and qualifications set forth herein, and assuming that for purposes of the opinion that Florida law is the same as New York law, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and paid for in the manner contemplated by the Prospectus and in accordance with, and subject to, the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on the date hereof and which is incorporated by reference into the Prospectus and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving these consents, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz LLP

Pearl Cohen Zedek Latzer Baratz LLP